SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.                     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.
LANCASTER COLONY CORPORATION
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
XXXXXXXXXXXXXXXX
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
NOMINATION AND ELECTION OF DIRECTORS
NOMINEES FOR TERM TO EXPIRE IN 2009
CONTINUING DIRECTORS
CORPORATE GOVERNANCE
BOARD COMMITTEES AND MEETINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND RELATED FEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
OTHER MATTERS

37 West Broad Street
Columbus, Ohio 43215
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held November 20, 2006
     The annual meeting of shareholders of Lancaster Colony Corporation (the “Corporation”) will be held at 11:00 a.m., Eastern Standard Time, November 20, 2006, in the Lilac Room at The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219.
     The meeting will be held for the following purposes:
1.	To elect three directors, each for a term which expires in 2009.

2.	To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 22, 2006 will be entitled to notice of and to vote at the meeting.
     If you do not expect to attend the meeting, please sign, date and return the enclosed proxy. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the meeting.
John B. Gerlach, Jr.
Chairman of the Board,
Chief Executive Officer
and President
October 16, 2006

LANCASTER COLONY CORPORATION
37 West Broad Street
Columbus, Ohio 43215
PROXY STATEMENT
GENERAL INFORMATION
     This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used in voting at the annual meeting of shareholders to be held November 20, 2006, in the Lilac Room of The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219, at 11:00 a.m., Eastern Standard Time (the “Annual Meeting”). The enclosed proxy, if completed and forwarded to the Corporation, will be voted in accordance with the instructions contained therein. The proposals referred to therein are described in this Proxy Statement.
     The proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation. The presence of a shareholder at the Annual Meeting will not revoke the proxy unless specific notice thereof is given.
     The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or through the efforts of officers and regular employees of the Corporation.
     The Board of Directors has fixed the close of business on September 22, 2006 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournment or adjournments thereof. At that date the Corporation had outstanding and entitled to vote 31,852,325 shares of Common Stock, each share entitling the holder to one vote. The Corporation has no other class of stock outstanding.
     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes are those where brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and fail to vote such shares on some matters.
     The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the Corporation’s Common Stock at a meeting at which a quorum is present. Broker non-votes and proxies marked “Withhold Authority” will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect. Other proposals submitted to the shareholders for approval at the Annual Meeting require the affirmative vote of holders of a majority of the Corporation’s Common Stock issued and outstanding as of the record date at a meeting at which a quorum is present. For purposes of determining the number of the Corporation’s common shares voting on such matters, abstentions and broker non-votes will have the same effect as a vote against the proposal.
     This Proxy Statement is first being mailed to shareholders on or about October 16, 2006.
PROPOSAL NO. 1
NOMINATION AND ELECTION OF DIRECTORS
     The Board of Directors of the Corporation currently consists of nine members and is divided into three classes of three members each. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Section 2.04 of the Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal.
     The names and ages of the “Nominees” and the “Continuing Directors,” their principal occupations during the past five years and certain other information together with their beneficial ownership of the Corporation’s Common Stock as of September 1, 2006, are listed below. As of September 1, 2006, the Corporation had outstanding and entitled to vote 31,823,836 shares of Common Stock. The Board of Directors recommends a vote “FOR” the election of each of the Nominees listed below.
NOMINEES FOR TERM TO EXPIRE IN 2009

			Shares
			Beneficially
		Director	Owned at	Percent of
Name and Principal Occupation	Age	Since	September 1, 2006	Class
James B. Bachmann; Retired	63	2003	500	*
Managing Partner of the Columbus, Ohio office of Ernst & Young LLP from 1992 to June 30, 2003(1)
Neeli Bendapudi	43	2005	—	—
Associate Professor of Marketing at The Ohio State University
Robert S. Hamilton; Retired	78	1985	13,223	*
Vice Chairman Emeritus of Liqui-Box Corporation (plastic packaging manufacturer) from April 2000 to October 2000; Vice Chairman of Liqui-Box Corporation from 1989 to April 2000(2)

*	Less than 1%

(1)	Mr. Bachmann is also a director of Abercrombie & Fitch Co.

(2)	The Board has waived the retirement age limitation as it pertains to Mr. Hamilton in order to allow him to stand for election this year and to serve on the Board until the 2009 Annual Meeting of Shareholders.
     All the nominees have indicated a willingness to stand for election and to serve if elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person.
CONTINUING DIRECTORS

				Shares
				Beneficially
		Director	Term	Owned at	Percent of
Name and Principal Occupation	Age	Since	Expires	September 1, 2006	Class
John L. Boylan	51	1998	2007	40,063	*
Treasurer, Vice President, Assistant Secretary and Chief Financial Officer of the Corporation(1)(3)
Robert L. Fox	57	1991	2008	1,138,243	3.6%
Financial Consultant for A.G. Edwards & Sons, Inc. (stock brokerage firm) since December 2005; previously Financial Adviser for Advest, Inc. (stock brokerage firm) from 1978 to November 2005(2)(4)
John B. Gerlach, Jr.	52	1985	2008	8,285,020	26.0%
Chairman of the Board, Chief Executive Officer and President of the Corporation(1)(2)(4)(5)(6)(7)(8)
Edward H. Jennings	69	1990	2008	799	*
President Emeritus at The Ohio State University; formerly Interim President of The Ohio State University from July 1, 2002 to September 30, 2002; Professor of Finance at The Ohio State University from 1990 to April 2002 and President of The Ohio State University from 1981 to 1990(10)

				Shares
				Beneficially
		Director	Term	Owned at	Percent of
Name and Principal Occupation	Age	Since	Expires	September 1, 2006	Class
Henry M. O’Neill, Jr.	71	1976	2007	19,651	*
Chairman and Chief Executive Officer of AGT International, Inc. (voice response systems) since 1988
Zuheir Sofia	62	1998	2007	4,972	*
Chairman of Sofia & Company, Inc. (financial advisory firm); Managing Director of Cleary Gull Inc. and MBO Cleary Advisors Inc. (registered investment advisor/investment banking firms); President, Chief Operating Officer, Treasurer and Director of Huntington Bancshares Incorporated from 1984 to 1998(9)

All directors and executive officers as a group (10 Persons)(1)(3)				8,969,847	28.1%

*	Less than 1%

(1)	Holdings include shares held by the Employee Stock Ownership Plan (the “ESOP”) allocated to the accounts of Lancaster Colony Corporation employees. Employees have the right to direct the voting of the shares held by the ESOP.

(2)	Holdings include shares owned by spouses, minor children and shares held in custodianship or as trustee. The following persons disclaim beneficial ownership in such holdings with respect to the number of shares indicated: Mr. Fox — 821,972 shares and Mr. Gerlach — 7,519,776.

(3)	Holdings include shares which could be acquired within 60 days upon the exercise of stock options as follows: Mr. Boylan — 30,000 shares and all directors and executive officers as a group — 60,000 shares.

(4)	Mr. Fox, a trustee of Fox Foundation, Inc., and Mr. Gerlach, a trustee of Gerlach Foundation, Inc., share voting and investment power with their respective foundations, both of which are private charitable foundations. Fox Foundation, Inc. holds 60,269 shares and Gerlach Foundation, Inc. holds 346,826 shares. These shares are included in the above table. The FG Foundation, a supporting foundation (of which Mr. Fox and Mr. Gerlach serve as trustees) of a public charitable foundation, Fox Foundation, Inc., and Gerlach Foundation, Inc. together control an additional 620,122 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Mr. Fox and Mr. Gerlach. Mr. Gerlach is also an officer of Lancaster Lens, Inc. and shares voting and investment power with respect to the 159,499 shares owned by it. Messrs. Fox and Gerlach each disclaim beneficial ownership of any of these shares.

(5)	Mr. Gerlach, by virtue of his stock ownership and positions with the Corporation, may be deemed a “control person” of the Corporation.

(6)	Mr. Gerlach is trustee and his mother, Dareth A. Gerlach, is special trustee of the John B. Gerlach Trust. This trust presently holds 5,875,032 shares. These shares are included in the total number of shares held by Mr. Gerlach in the above table. Mr. Gerlach disclaims beneficial ownership of these shares in footnote 2.

(7)	Includes 348,000 shares held by a family limited partnership and 12,500 shares held by a corporation which is the general partner of the family limited partnership. Mr. Gerlach shares indirect beneficial ownership of these shares.

(8)	Mr. Gerlach is also a director of Huntington Bancshares Incorporated.

(9)	Mr. Sofia is also a director of Dominion Homes, Inc.

(10)	Mr. Jennings is also a director of Freedom Bank.

CORPORATE GOVERNANCE
     The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. In addition, the Board of Directors has adopted a Corporate Governance Program that includes Corporate Governance Principles and a Code of Business Ethics. The charters of each of the committees and the Corporate Governance Principles and Code of Business Ethics are posted on the corporate governance page of the Corporation’s web site at www.lancastercolony.com.
     Director Independence — The Board of Directors and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board of Directors does not believe that any of its non-employee members have relationships with the Corporation that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors” as that term is defined in the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors of the Corporation has identified and determined that Ms. Bendapudi and Messrs. Bachmann, Fox, Hamilton, Jennings, O’Neill and Sofia are independent directors.
     Board Attendance — Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. All members of the Board of Directors attended the 2005 Annual Meeting of Shareholders and each of the current members of the Board of Directors is expected to attend the 2006 Annual Meeting of Shareholders. The Board of Directors held a total of four meetings during fiscal 2006. A meeting of the independent directors, separate from management, was an agenda item at each meeting of the Board of Directors held during fiscal 2006. Each director attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served during fiscal 2006.
     Corporate Governance Principles — The Board of Directors, on the recommendation of the Nominating and Governance Committee, adopted a set of Corporate Governance Principles in August 2005. The Corporate Governance Principles relate to the role, composition, structure and functions of the Board of Directors. The Nominating and Governance Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board of Directors.
     Code of Business Ethics — The Corporation has adopted a Code of Business Ethics that informs the Corporation’s directors and employees of their legal and ethical obligations to the Corporation and sets a high standard of business conduct. The Code of Business Ethics applies to all employees and, where applicable, to directors of the Corporation. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Business Ethics that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation’s web site.
     Shareholder Communication with the Board of Directors — Any of the directors may be contacted by writing them: Board of Directors, c/o Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The independent directors have requested that the Secretary of the Corporation act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the independent directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Corporation. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.
BOARD COMMITTEES AND MEETINGS
     Audit Committee — The Board of Directors has established an audit committee (the “Audit Committee”) currently consisting of Messrs. Bachmann, Hamilton, Jennings and Sofia. Mr. Bachmann serves as Chairperson of the Audit Committee. It has been determined by the Corporation’s Board of Directors that each member of the Audit

Committee meets the applicable NASDAQ independence requirements and that Mr. Bachmann is an Audit Committee “financial expert”, as defined in Item 401(h) of Regulation S-K. The Audit Committee operates pursuant to a charter that was approved by the Corporation’s Board of Directors in May 2004. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Corporation and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Corporation’s independent registered public accounting firm. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Corporation regarding accounting, internal accounting controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Lancaster Colony Corporation, 37 West Broad Street, Columbus, Ohio 43215. The Audit Committee held seven meetings during fiscal 2006.
     Compensation Committee — The Board of Directors has established a compensation committee (the “Compensation Committee”) currently consisting of Messrs. Fox, Hamilton, Jennings and O’Neill. Mr. Jennings serves as Chairperson of the Compensation Committee. It has been determined by the Corporation’s Board of Directors that each member of the Compensation Committee meets NASDAQ independence requirements. The Committee operates pursuant to a charter that was approved by the Board of Directors in May 2004. The duties of the Compensation Committee include annual determination of the compensation of the Chief Executive Officer and review and approval of goals and objectives relevant to his activities, review and approval of the Chief Executive Officer’s recommendations as to the compensation to be paid other executive officers of the Corporation, establishing that all compensation for executive officers is in compliance with securities law provisions, and review and approval of the Corporation’s equity-based incentive programs. The Compensation Committee held two meetings during fiscal 2006.
     Nominating and Governance Committee — The Board of Directors has established a nominating and governance committee (the “Nominating and Governance Committee”) consisting of Messrs. Fox, O’Neill and Sofia and Ms. Bendapudi. Mr. Sofia serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Corporation’s Board of Directors that each member of the Nominating and Governance Committee meets NASDAQ independence requirements. The Committee operates pursuant to a charter that was approved by the Board of Directors in May 2004 and amended in August 2005. The duties of the Nominating and Governance Committee include identification and nominations to the Board of Directors of candidates for election as directors of the Corporation and the development and review of a set of Corporate Governance Principles. The Nominating and Governance Committee also considers the nomination of director candidates recommended by shareholders in conformance with the tests and standards outlined in the Nominating and Governance Committee’s charter. Recommendations to the Nominating and Governance Committee from shareholders regarding candidates must be delivered to the Corporation’s Corporate Secretary no later than June 30 of the year in which such shareholder proposes that the recommended candidate stand for election. Section 2.03 of the Corporation’s Code of Regulations authorizes director nominations to be made by shareholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the proxy statement as a nominee and, if elected, to serve as a director. The Nominating and Governance Committee held two meetings during fiscal 2006. As part of its assigned duties, the Nominating and Governance Committee has reviewed the Corporate Governance Principles and found them to be acceptable in scope and application and has so reported to the Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     To the Corporation’s knowledge, based solely on its review of copies of forms filed with the Securities and Exchange Commission (“SEC”), all filing requirements applicable to the officers, directors and beneficial owners of more than 10% of the outstanding Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during the fiscal year ended June 30, 2006.
COMPENSATION OF DIRECTORS
     Only non-employee directors of the Corporation receive compensation for their services as directors. Directors who are not employees of the Corporation receive a quarterly retainer fee at an annual rate of $28,000 plus $1,500 for each meeting of the Board or committee of the Board attended. Directors who serve as chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive additional quarterly retainer fees at an annual rate of $7,500, $3,000 and $3,000, respectively.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following individuals have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock of the Corporation:

	Nature of
	Beneficial	Amount		Percent of
Name and Address	Ownership	Owned		Ownership(3)
Dareth A. Gerlach	Direct and Indirect	5,937,959	(1)	18.7%
c/o Lancaster Colony Corporation
37 West Broad Street
Columbus, Ohio 43215
John B. Gerlach, Jr.	Direct and Indirect	8,285,020	(1)(2)	26.0%
c/o Lancaster Colony Corporation
37 West Broad Street
Columbus, Ohio 43215

(1)	Includes 5,875,032 shares of Common Stock of the Corporation which are held by the John B. Gerlach Trust, of which Mr. Gerlach is trustee and of which Dareth A. Gerlach is special trustee with sole voting power with respect to the shares. See footnote 6 under “Continuing Directors.”

(2)	See footnotes 1, 2, 4, 5, 6 and 7 under “Continuing Directors” which explanations apply to Mr. Gerlach.

(3)	Percentages based upon 31,823,836 shares outstanding as of September 1, 2006.
EXECUTIVE COMPENSATION
Executive Officers
     The following is a list of names and ages of all of the executive officers of the Corporation indicating all positions and offices held by such person and each person’s principal occupation or employment during the past five years. No person other than those listed below has been chosen to become an executive officer:

		First Elected
		as an
		Executive
Name and Principal Occupation	Age	Officer
John B. Gerlach, Jr.	52	1982
Chairman, Chief Executive Officer, President and Director
John L. Boylan	51	1990
Treasurer, Vice President, Assistant Secretary, Chief Financial Officer and Director
Bruce L. Rosa (1)	57	1998
Vice President-Development and President of T. Marzetti Company

(1)	As of September 1, 2006, Mr. Rosa beneficially owned 87,498 shares of the Corporation’s Common Stock, which includes 30,000 shares of Common Stock that may be acquired by the exercise of stock options within 60 days of September 1, 2006.

Summary Compensation Table
     The following table summarizes compensation earned during the periods indicated by those persons who were the Chief Executive Officer and the two other most highly compensated executive officers of the Corporation whose compensation during fiscal 2006 is required to be reported:

				Long-Term
	Fiscal	Annual Compensation(1)		Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#)	Compensation(2)
John B. Gerlach, Jr.	2006	$800,000	—	—	$3,547
Chairman of the Board,	2005	800,000	—	—	3,200
Chief Executive Officer and President	2004	750,000	—	—	3,360
John L. Boylan	2006	$380,000	$160,000	—	$2,580
Treasurer, Vice President, Assistant	2005	370,000	150,000	15,000	2,730
Secretary and Chief Financial Officer(3)	2004	325,000	125,000	—	2,760
Bruce L. Rosa	2006	$349,583	$276,000	—	$3,253
Vice President-Development(4)	2005	339,375	265,500	15,000	3,370
	2004	325,000	264,100	—	4,583

(1)	The named executive officers received certain perquisites in 2006, 2005 and 2004, the amount of which did not exceed the reportable threshold of the lesser of $50,000 or 10% of any such officer’s salary and bonus. The bonuses are paid in the succeeding fiscal year.

(2)	Approximate amounts contributed or to be contributed on behalf of such executive officer to the Corporation’s 401(k) Plan.

(3)	The bonus amounts for Mr. Boylan in 2006, 2005 and 2004 were determined based upon an evaluation of the merit of his performance and the application of a formula incorporating the Corporation’s consolidated operating results. Mr. Boylan’s bonus amount for 2006 includes a discretionary bonus of $103,500.

(4)	The bonus amounts for Mr. Rosa in 2006, 2005 and 2004 were determined based upon an evaluation of his performance and the application of a formula incorporating the operating results of the Specialty Foods segment. Mr. Rosa has primary oversight responsibility for this segment.
Grants of Stock Options
     There were no stock options granted during the 2006 fiscal year to the executive officers named in the Summary Compensation Table. The Corporation has never granted stock appreciation rights.
Stock Option Exercises and Holdings
     The following table sets forth certain information with respect to stock options exercised during fiscal 2006 by each of the executive officers named in the Summary Compensation Table and unexercised stock options held as of June 30, 2006 by such executive officers:
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares				Values of Unexercised In-
	Acquired		Unexercised Options at		the-Money Options at Fiscal
	Upon	Value	Fiscal Year-End (#)		Year-End(1)(2)
Name	Exercise (#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
John B. Gerlach, Jr.	25,000	$302,875	—	—	$0	$0
John L. Boylan	15,000	$181,725	30,000	—	$33,600	$0
Bruce L. Rosa	—	—	30,000	—	$33,600	$0

(1)	All values are shown pretax and are rounded to the nearest whole dollar.

(2)	Based on the 2006 fiscal year-end closing price of $39.47 per share.

Severance Agreement
     Messrs. Boylan and Rosa are each parties to agreements entitling each of them, in the event that within a period of one year after a “change of control” (as defined in the agreements) his employment is terminated by the Corporation (other than for cause) or is terminated at the initiative of the affected party if there has been a material adverse change in the terms of his employment, to severance benefits equal to (i) full salary paid through the date of termination plus (ii) an amount equal to the lesser of (a) 100% of the highest annual rate of salary and highest annual bonus paid during the three-year period prior to the date of termination or (b) twice the annual compensation (salary plus bonus) paid for the full fiscal year immediately preceding the date of termination.
Compensation Committee Interlocks and Insider Participation
     Messrs. Fox, Hamilton, Jennings and O’Neill serve on the Compensation Committee. None of the members of the Compensation Committee during fiscal 2006 had at any time been an officer or employee of the Corporation or of any of its subsidiaries. No executive officer of the Corporation served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Corporation’s Board or Compensation Committee during fiscal 2006.
Board Compensation Committee Report on Executive Compensation
     The Compensation Committee of the Board of Directors consists of four independent non-employee directors. It is the obligation of the Compensation Committee under its present charter to establish the compensation to be paid to the Chief Executive Officer and to approve, after consultation with the Chief Executive Officer with respect to the establishment thereof, the compensation of other executive officers. The Compensation Committee also reviews matters relating to the employee benefit and equity compensation plans and presents its recommendations respecting these matters to the Board of Directors.
     The compensation of the Chief Executive Officer for services rendered through June 30, 2006 was established by the Compensation Committee and adopted by the Board of Directors upon the Compensation Committee’s recommendation. The Compensation Committee’s recommendation was based upon an evaluation of the scope of his management responsibilities, his execution of them, and the financial results attained under his direction. In determining his compensation, the amounts paid to chief executive officers of companies of like size in like markets were also considered. The determination of such compensation was subjective, with no specific weight being given to any particular factor.
     The Compensation Committee was advised by the Chief Executive Officer of the base fixed compensation levels and proposed bonus formulae to be applied in setting the compensation of senior management. The Compensation Committee concurred that the levels of compensation established were reasonable and appropriate and provided incentives which, if realized, would produce operating results of value to the Corporation’s shareholders.
Edward H. Jennings, Chairperson
Robert L. Fox
Robert S. Hamilton
Henry M. O’Neill, Jr.

PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
OF LANCASTER COLONY CORPORATION, THE S&P MIDCAP 400 INDEX
AND THE DOW JONES U.S. FOOD PRODUCERS INDEX
     The graph set forth below compares the five-year cumulative total return from investing $100 on June 30, 2001 in each of the Corporation’s Common Stock, the S&P Midcap 400 Index and the Dow Jones U.S. Food Producers Index. It is assumed that all dividends are reinvested.
Cumulative Total Return (Dollars)

	6/01	6/02	6/03	6/04	6/05	6/06
Lancaster Colony Corporation	100.00	110.35	122.13	134.28	141.68	140.44
S&P Midcap 400	100.00	95.28	94.60	121.08	138.06	155.98
Dow Jones U.S. Food Producers	100.00	118.87	116.29	140.32	147.47	160.39

AUDIT COMMITTEE REPORT
     The Audit Committee is comprised solely of nonemployee directors, each of whom has been determined by the Board of Directors to be independent under the requirements of The NASDAQ Stock Market LLC and SEC rules. In addition, the Board of Directors has determined that Mr. Bachmann is a “financial expert” as defined by SEC rules. The Audit Committee held seven meetings during fiscal 2006. The Audit Committee operates under a written charter that is available on the corporate governance page of the Corporation’s web site at www.lancastercolony.com. Under the charter, the Audit Committee’s responsibilities include:
•	Appointment and oversight of the independent auditors;

•	Approval of the fees and other compensation to be paid to the Corporation’s independent auditor;

•	Pre-approval of all auditing services and permitted non-audit services to be performed by the Corporation’s independent auditor;

•	Review of the Corporation’s annual financial statements to be included in the Corporation’s Annual Report on Form 10-K;

•	Oversight of the review and response to complaints made to the Corporation regarding accounting, internal accounting controls and auditing matters;

•	Oversight of the internal audit function; and

•	Review and approval of related party transactions.
     Management is responsible for the Corporation’s internal controls and preparation of the Corporation’s consolidated financial statements and report on management’s assessment of the effectiveness of internal control over financial reporting. The Corporation’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, as well as for auditing management’s assessment of the effectiveness of internal control over financial reporting and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Corporation’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.
     In conducting its oversight function, the Audit Committee discusses with the Corporation’s internal auditors and the Corporation’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Corporation’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Corporation’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.
     The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended June 30, 2006. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management and Deloitte & Touche LLP. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its reports (i) on the Corporation’s annual financial statements, and (ii) that management’s assessment that the Corporation maintained effective internal control over financial reporting as of June 30, 2006 was fairly stated and that the Corporation maintained, in all material respects, effective internal control over financial reporting as of June 30, 2006.
     The Audit Committee reviewed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence from management, and the Audit Committee has received from Deloitte & Touche LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
     Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP, referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended June 30, 2006 in the Corporation’s Annual Report on Form 10-K for filing with the SEC.
James B. Bachmann, Chairperson
Robert S. Hamilton
Edward H. Jennings
Zuheir Sofia
PROPOSAL NO. 2
RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Deloitte & Touche LLP, independent registered public accounting firm, has served as the Corporation’s independent auditors since 1961 and audited the consolidated financial statements for the year ended June 30, 2006. The Audit Committee is directly responsible for the appointment of the Corporation’s independent registered public accounting firm and has appointed Deloitte & Touche LLP to audit the Corporation’s financial statements for the year ending June 30, 2007. Although it is not required to do so, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to the Corporation’s shareholders for ratification of its action as a matter of good corporate governance. In the event that Deloitte & Touche LLP is not ratified by the holders of a majority of the shares represented at the Annual Meeting, the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Corporation’s auditors for the 2008 fiscal year.
     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm.
AUDIT AND RELATED FEES
     The following table recaps Deloitte & Touche LLP fees pertaining to the fiscal years ended June 30, 2006 and 2005:

	2006	2005
Audit Fees	$1,983,000	$2,028,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,983,000	$2,028,000

     The Audit Committee considers whether the provision for non-audit services, if any, are compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee’s pre-approval policies and procedures for non-audit services are described in the “Statement of Policy of the Audit Committee of Lancaster Colony Corporation Pre-Approval of Engagements With the Independent Auditor for Non-Audit Services” attached as Appendix I to the Corporation’s Audit Committee charter. For the fiscal year ended June 30, 2006, all of the services described above were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Corporation contracts with John Gerlach & Company, an accounting partnership, to provide certain internal auditing, general accounting and tax services of a type generally available from an independent accounting firm. A brother-in-law of the Company’s chief executive officer is a partner in the firm. The fee paid to John Gerlach & Company for its services is determined based on the hours of work performed and is reviewed by the Audit Committee. The fees incurred for services rendered for the fiscal year ended June 30, 2006 were $281,000.
     On February 1, 2006, the Corporation, pursuant to its previously announced share repurchase program, entered into an agreement to purchase 100,000 shares of Common Stock from the Estate of Dorothy B. Fox (the “Estate”) at a price per share of $41.55, which was equal to the average closing price of the Corporation’s Common Stock over the eight (8) trading days beginning February 1, 2006. Mr. Fox, a director of the Corporation, serves as Executor of the Estate.
SHAREHOLDER PROPOSALS
     Shareholder proposals intended to be in the Proxy Statement for the 2007 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices no later than June 18, 2007. In addition, if a shareholder fails to provide the Corporation notice of any shareholder proposal on or before September 1, 2007, then the Corporation may vote in its discretion as to the proposal all of the shares for which it has received proxies for the 2007 Annual Meeting of Shareholders.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation.
By Order of the Board of Directors
John B. Gerlach, Jr.
Chairman of the Board,
Chief Executive Officer
and President
October 16, 2006

ANNUAL MEETING OF SHAREHOLDERS OF
LANCASTER COLONY CORPORATION
November 20, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND THE AUDIT COMMITTEE RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors: For term expiring 2009					2.	To ratify Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	James B. Bachmann		3.	The transaction of all other matters as may properly come before the meeting.
		¡	Neeli Bendapudi
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Robert S. Hamilton
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
LANCASTER COLONY CORPORATION
Proxy for the Annual Meeting of Shareholders November 20, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints John B. Gerlach, Jr., John L. Boylan and David M. Segal, or any of them, proxies of the undersigned, with power of substitution, to vote all shares of stock of the Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held November 20, 2006, or at any and all adjournments thereof, and to exercise all of the powers which the undersigned would be entitled to exercise as a shareholder if personally present upon the following matters:
(Continued and to be signed on the reverse side)

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